Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sera Prognostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1911522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2749 East Parleys Way

Suite 200
Salt Lake City, UT 84109

Telephone: (801) 990-0520

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Zhenya Lindgardt

President and Chief Executive Officer

Sera Prognostics, Inc.

2749 East Parleys Way

Suite 200

Salt Lake City, UT 84109

Telephone: (801) 990-0520

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers 1,328,276 additional shares of Class A Common Stock, par value $0.0001 per share (“Common Stock”), of Sera Prognostics, Inc. (the “Registrant”) under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and 332,069 additional shares of Common Stock under the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”), representing an increase of 1,328,276 shares of Common Stock reserved for issuance under the 2021 Plan and 332,069 shares of Common Stock reserved for issuance under the ESPP, in each case effective January 1, 2025 by operation of the “evergreen” provision contained in the applicable plan. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to one or more employee benefit plans is effective (File Nos. 333-258696, 333-263943, 333-270746, and 333-278104) (the “Prior Registration Statements”). The information contained in the Registrant’s Prior Registration Statements is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1.1	Amended and Restated Certificate of Incorporation		Form 8-K (Exhibit 3.1)	7/20/2021	001-40606
4.1.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation		Form 8-K (Exhibit 3.1)	6/9/2023	001-40606
4.2	Amended and Restated Bylaws		Form 8-K (Exhibit 3.2)	7/20/2021	001-40606
4.3	Specimen Common Stock Certificate		Form S-1/A (Exhibit 4.1)	7/8/2021	333-257038
4.4	Form of Common Stock Purchase Warrant - I		Form S-1 (Exhibit 4.2)	6/11/2021	333-257038
4.5	Form of Common Stock Purchase Warrant - II		Form S-1 (Exhibit 4.3)	6/11/2021	333-257038
4.6	Form of Series E Warrant		Form S-1 (Exhibit 4.4)	6/11/2021	333-257038
4.7	Fourth Amended and Restated Investors’ Rights Agreement, dated as of February 23, 2021		Form S-1 (Exhibit 4.5)	6/11/2021	333-257038
4.8	Form of Pre-Funded Warrant		Form 8-K (Exhibit 4.1)	2/12/2025	001-40606
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
23.1	Consent of Independent Registered Public Accounting Firm	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page hereof)	X
99.1+	2021 Equity Incentive Plan		Form S-1/A (Exhibit 10.3)	7/8/2021	333-257038
99.2+	Form of Stock Option Agreement under the Registrant’s 2021 Equity Incentive Plan		Form S-1/A (Exhibit 10.3)	7/8/2021	333-257038
99.3+	Form of Restricted Stock Unit Agreement under the Registrant’s 2021 Equity Incentive Plan		Form 10-K (Exhibit 10.29)	3/20/2024	001-40606
99.4+	2021 Employee Stock Purchase Plan		Form S-1/A (Exhibit 10.4)	7/8/2021	333-257038
107	Filing Fee Table	X

__________________________________

+ Denotes management contract or compensatory plan or arrangement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, Utah, on the 19th day of March, 2025.

SERA PROGNOSTICS, INC.

By: /s/ Zhenya Lindgardt

Zhenya Lindgardt

President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Zhenya Lindgardt and Austin Aerts, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhenya Lindgardt	President and Chief Executive Officer (Principal Executive Officer)	March 19, 2025
Zhenya Lindgardt

/s/ Austin Aerts	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2025
Austin Aerts

/s/ Kim Kamdar, Ph.D.	Chair of the Board of Directors	March 19, 2025
Kim Kamdar, Ph.D.

/s/ Jane F. Barlow, M.D.	Director	March 19, 2025
Jane F. Barlow, M.D.

/s/ Gregory C. Critchfield, M.D., M.S.	Director	March 19, 2025
Gregory C. Critchfield, M.D., M.S.

/s/ Sandra A.J. Lawrence	Director	March 19, 2025
Sandra A.J. Lawrence

/s/ Mansoor Raza Mirza, M.D.	Director	March 19, 2025
Mansoor Raza Mirza, M.D.

/s/ Joshua Phillips	Director	March 19, 2025
Joshua Phillips

/s/ Ryan Trimble	Director	March 19, 2025
Ryan Trimble

/s/ Marcus Wilson, Pharm.D.	Director	March 19, 2025
Marcus Wilson, Pharm.D.